CCG Comments on Director Nominations

CHARLOTTE, N.C., Dec. 5, 2014 /PRNewswire/ -- Campus Crest Communities, Inc. (the "Company") (NYSE: CCG), today confirmed receipt of notice from Clinton Group, Inc. ("Clinton") that it intends to nominate four candidates to stand for election to the Company's Board of Directors at the Company's 2015 Annual Meeting. As of November 11, 2014, Clinton reported owning approximately 0.8% of the Company's outstanding shares. The Company will review Clinton's notice to ensure that it complies with the Company's bylaws and applicable law. The Company's Board of Directors and the Board's Nominating and Corporate Governance Committee will consider the nominations in due course.

As the Company previously communicated on its November 4, 2014, earnings conference call with analysts and investors, as well as in its direct discussions with Clinton principals, the Company is in the process of thoughtfully enhancing its corporate governance as part of its ongoing strategic repositioning. As part of this initiative, the Company has engaged Korn Ferry to conduct an executive search to identify highly qualified, REIT-experienced independent directors for nomination for election to the Company's Board of Directors at the Company's 2015 Annual Meeting. As communicated to Clinton prior to their December 4, 2014, press release, all five of Clinton's initial suggested candidates, including a candidate who subsequently withdrew his name from consideration, have been submitted by the Company to Korn Ferry for inclusion in the ongoing search process. The Company anticipates completing the search process prior to its next earnings release.

"We appreciate input from all of our investors as we seek to maximize shareholder value through our strategic repositioning," stated Executive Chairman and Interim CEO Richard Kahlbaugh. "The Board believes that fresh ideas and relevant experience are critical during this time of transition. We look forward to nominating exceptional candidates for consideration by our shareholders."

"The Company has made great strides to improve shareholder value over the past several months by resolving the Copper Beech transaction, exiting the construction and development business, effectuating shareholder-desired executive management changes and beginning meaningful operational improvement and cost saving initiatives," stated Chief Investment Officer Aaron Halfacre. "Along with our active efforts to strengthen the balance sheet and deliver NOI growth, enhancing corporate governance is an important next step and we look forward to providing more detail on these topics in the coming months."

About Campus Crest Communities, Inc.

Campus Crest Communities, Inc. is a leading owner and manager of high-quality student housing properties located close to college campuses in targeted markets. It has ownership interests in 86 student housing properties with over 46,000 beds across North America. Additional information can be found on the Company's website at http://www.campuscrest.com.

Additional Information and Where to Find It

The Company, its directors and certain executive officers are participants in the solicitation of proxies from shareholders in connection with the Company's 2015 Annual Meeting of Shareholders (the "Annual Meeting"). The Company plans to file a proxy statement (the "2015 Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting. Information regarding the names of the Company's directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company's proxy statement for its 2014 annual meeting of shareholders, filed with the SEC on March 12, 2014. Additional information can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 3, 2014 and its Quarterly Reports on Form 10-Q for the first three quarters of the 2014 fiscal year filed on May 12, 2014, August 11, 2014, and November 10, 2014, respectively. To the extent holdings of the Company's securities have changed since the amounts printed in the proxy statement for the 2014 annual meeting of shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC's website at www.sec.gov. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2015 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after filing its definitive 2015 Proxy Statement with the SEC, the Company will mail the definitive 2015 Proxy Statement and a WHITE proxy card to each shareholder entitled to vote at the Annual Meeting. SHAREHOLDERS ARE URGED TO READ THE 2015 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain, free of charge, copies of the definitive 2015 Proxy Statement and any other documents filed by the Company with the SEC in connection with the Annual Meeting at the SEC's website (http://www.sec.gov), at the Investors section of the Company's website (http://www.campuscrest.com) or by writing to Investor Relations, Campus Crest Communities, Inc., 2100 Rexford Road, Suite 414, Charlotte, NC 28211.

Logo - http://photos.prnewswire.com/prnh/20141205/162610LOGO

CONTACT: Investor Relations, (704) 496-2500, Investor.Relations@CampusCrest.com